EXHIBIT 21

Subsidiaries of Argonaut Group, Inc.

         Company                                          State of Incorporation
Argonaut Group, Inc.                                                Delaware
Argonaut Management Services, Inc.                                  Delaware
Trident Insurance Services, Inc.                                    Texas
Captive Advisory Services, Inc.                                     Vermont
Argonaut Insurance Company                                          California
Argonaut Midwest Insurance Company                                  Illinois
Argonaut Northwest Insurance Company                                Idaho
Argonaut Southwest Insurance Company                                Louisiana
Georgia Insurance Company                                           Georgia
Argonaut Great Central Insurance Company                            Illinois
Alpha Credit Corporation                                            Illinois
Central Insurance Management, Inc.                                  Illinois
Insurance Agency of Central Illinois                                Ohio
AGI Properties                                                      California
AGI Limited Risk                                                    California
Front Royal, Inc.                                                   Delaware
Colony Management Services, Inc.                                    Virginia
Colony Insurance Company                                            Virginia
Front Royal Insurance Company                                       Ohio
Preferred National Insurance Company                                Virginia
Colony Agency Services, Inc.                                        Virginia
Rockwood Casualty Insurance Company                                 Pennsylvania
Somerset Casualty Insurance Company                                 Pennsylvania
Mid-State Insurance Underwriters, Inc.                              Pennsylvania
Comprehensive Casualty Services, Inc.                               Pennsylvania
Coal Operators Indemnity Company                                    Pennsylvania